EXHIBIT 10.6

ALLONGE

April 29, 2002

This Allonge is made to that certain Promissory Note dated as of June 28, 2001 by the undersigned, joint and severally, to the order of Silicon Valley Bank in the original principal amount of U.S. $6,000,000 (the “Note”). Terms defined in the Note are used herein as therein defined.

The Borrowers and the Payee hereby agree that effective on the date hereof:

First, the reference to the principal amount of “U.S. $6,000,000.00” in the upper left hand corner of the Note is hereby amended and restated by substituting therefor the principal amount of “U.S. $4,000,000.00”.

Second, subparagraph (a) of the first paragraph of the Note is hereby amended and restated in its entirety to read as follows:

“(a)    on April 1, 2003, the principal amount of FOUR MILLION U.S. DOLLARS (U.S. $4,000,000.00) or, if less, the aggregate unpaid principal amount of Loans made by Payee to the Borrowers pursuant to the Loan Agreement dated as of June 28, 2001, as amended by that Loan Document Modification Agreement (No. 1) of even date herewith, as the same may be further amended or supplemented from time to time (as so amended, the “Loan Agreement”), by and among the Borrowers and Payee; and”

Third, the next to penultimate paragraph of the Note (commencing with the words “This Note shall be governed by”) is hereby amended and restated in its entirety to read as follows:

“This Note shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of law. Each of the Borrowers hereby submits to the exclusive jurisdiction of the state and federal courts located in The Commonwealth of Massachusetts and in the County of Santa Clara, State of California in connection with any suit under or in connection with this Note. The Borrowers irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such action brought in the courts referred to in the preceding sentence and irrevocably waive and agree not to plead or claim in any such action that such action has been brought in an inconvenient forum. THE BORROWERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PAYEE TO ACCEPT THIS NOTE. EACH BORROWER REPRESENTS AND WARRANTS THAT IS HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.”

It is agreed that the Note as amended hereby shall continue in full force and effect. This Allonge shall become part of the Note and shall be subject to all of the terms and conditions thereof. Although it is in the interest of the parties that this Allonge be affixed to the Note, this Allonge shall continue in full force and effect even if it has not been so affixed.

IN WITNESS WHEREOF, the Borrowers have caused this Allonge to be signed under seal by their duly authorized officers as of the day and year first above written.

LIONBRIDGE TECHNOLOGIES HOLDINGS B.V.

By:
Name: Rory J. Cowan Title: Managing Director

LIONBRIDGE TECHNOLOGIES B.V.

By:
Name: Rory J. Cowan Title: Managing Director

LIONBRIDGE TECHNOLOGIES IRELAND

By:
Name: Rory J. Cowan Title: Managing Director

Accepted and Agreed

SILICON VALLEY BANK

By:
Name: John D. Gaziano, Jr. Title: Senior Relationship Manager